EXHIBIT 10.8

                        COMPUTER SCIENCES CORPORATION
                          1992 STOCK INCENTIVE PLAN

                          As amended August 9, 1993


Section 1:  PURPOSE OF PLAN

     The purpose of this 1992 Stock Incentive Plan ("Plan") of Computer Sciences Corporation, a Nevada corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

Section 2:  PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3:  AWARDS

    (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) shares of common stock, par value $1.00 per share, of the Company ("Common Shares"), or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

    (b) Awards are not restricted to any specified form or structure and may include, but are not limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.


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    (d)  Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

      (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option");

      (ii) a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, and/or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, and/or by reducing the amount of Common Shares or other property otherwise issuable pursuant to such Award; or

      (iii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof.

Section 4:  STOCK SUBJECT TO PLAN

    (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 7 hereof.

    (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 7 hereof.

    (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

      (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

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      (ii)   the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

      (iii) the maximum number of Common Shares which are or may be issuable at or after such time pursuant to Awards granted under this Plan.

Section 5:  DURATION OF PLAN

     Awards may not be granted under this Plan after June 15, 2002. Although Common Shares may be issued after June 15, 2002 pursuant to Awards that were duly granted prior to such date, no Common Shares may be issued under this Plan after June 15, 2012.

     Section 6:  ADMINISTRATION OF PLAN

    (a) This Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of two or more directors, each of whom is a Disinterested Person (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

    (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

      (i) adopt, amend and rescind rules and regulations relating to this Plan;

      (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

      (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

      (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

      (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

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Section 7:  ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise:

    (a) the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan; and

    (b) the Committee shall make appropriate and proportionate adjustments in the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

Section 8:  AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend or terminate this Plan at any time and in any manner, subject to the following:

    (a) the recipient of any Award shall not be deprived of such Award or any of his or her rights thereunder or with respect thereto without his or her consent as a result of any such amendment or termination; and

    (b) if any rule, regulation or procedure of any national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, requires that any such amendment be approved by the shareholders of the Company, then such amendment shall not be effective unless and until it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the shareholders of the Company.

Section 9:  TRANSITIONAL PROVISIONS

    (a) Any Award granted under this Plan to an Employee who is then subject to Section 16 of the Exchange Act shall be subject to the following limitations:

      (i) If Common Shares will or may in the future be issued pursuant to such Award for any consideration other than services rendered

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by such Employee, the amount of such consideration shall either (A) be equal to the par value of such shares or (B) be equal to or greater than 50% of the Fair Market Value (as hereinafter defined) of such shares on the date of grant of such Award. The "Fair Market Value" of a Common Share on any day shall be equal to the last sale price, regular way, of a Common Share on such day, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Shares are listed or admitted to trading.

      (ii) If such Award is an option or similar right (including a stock appreciation right), then such Award (A) shall not be transferable other than by will or the laws of descent and distribution and (B) shall be exercisable during such Employee's lifetime only by such Employee or by his or her guardian or legal representative.

    (b) Notwithstanding Section 6(a) hereof, the Committee shall consist of three or more directors of the Company, each of whom is both (i) a Disinterested Person (as such term is defined in Rule 16b-3 promulgated under the Exchange Act and in effect on April 30, 1991) and (ii) a Disinterested Person (as such term is defined in Rule 16b-3, as amended effective May 1, 1991, and as such Rule may be further amended from time to time).

    (c) This Section 9 shall be effective until, but only until, September 1, 1994 or such earlier date as shall be specified by the Board of Directors.

Section 10:  EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of June 15, 1992, the date upon which it was approved by the Board of Directors; provided, however, that no Common Shares may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the shareholders of the Company.

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